Exhibit h(3)

                      AMENDMENT TO ADMINISTRATIONAGREEMENT

         AMENDMENT TO ADMINISTRATION AGREEMENT, effective as of May 4, 2005, by and between JULIUS BAER INVESTMENT FUNDS, a business trust established under the laws of the Commonwealth of Massachusetts (the "Fund"), and INVESTORS BANK & TRUST COMPANY, a Massachusetts trust company (the "Bank").

         WHEREAS, the Fund and Bank entered into an Administration Agreement dated December 28, 1999, as amended from time to time (the "Administration Agreement"); and

         WHEREAS, the Fund and Bank desire to amend the Administration Agreement as set forth below.

         NOW, THEREFORE, in consideration of the premises set forth herein, the parties agree as follows:

         1. Amendments.

         (a) Appendix A to the Agreement is deleted in its entirety and reserved.

         2. MISCELLANEOUS.

         a) Except as amended hereby, the Administration Agreement shall remain in full force and effect.

         b) This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective duly authorized officers as of the day and year first written above.


JULIUS BAER INVESTMENT FUNDS                      INVESTORS BANK & TRUST COMPANY


By:    /s/ Tony Williams /s/ Craig Giunta         By:    /s/ Robert Mancuso
       ----------------------------------                -------------------

Name:  Tony Williams/Craig M. Giunta              Name:  Robert Mancuso
       -----------------------------                     --------------

Title: President/CFO                              Title: Senior Vice President
       -------------                                     ---------------------





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                                                                    Exhibit h(3)


                                   APPENDIX A

                                   PORTFOLIOS

                      JULIUS BAER INTERNATIONAL EQUITY FUND
                       JULIUS BAER TOTAL RETURN BOND FUND
                     JULIUS BAER GLOBAL HIGH YIELD BOND FUND
                    JULIUS BAER INTERNATIONAL EQUITY FUND II